                 AGREEMENT BETWEEN MARK NELSON AND DANA JOHNSON

         As of this 13th day of May, 2002, Mark Nelson and Dana Johnson hereby agree that with respect to the common stock and any and all other securities of Peregrine Systems, Inc. that they own as joint tenants, Mark Nelson shall have the authority to make all required filings, from time to time, pursuant to the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended.


/s/  Mark Nelson                              /s/  Dana Johnson
-----------------------------                 ----------------------------
Mark Nelson                                   Dana Johnson